Exhibit 99.1

NUVERRA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS

SCOTTSDALE, AZ (March 15, 2021) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra” or the “Company”) today announced financial and operating results for the fourth quarter and full year ended December 31, 2020.

SUMMARY OF FINANCIAL RESULTS

•Revenue for the fourth quarter of 2020 was $24.1 million compared to $37.3 million for the fourth quarter of 2019.
•Net loss for the fourth quarter of 2020 was $7.2 million compared to a net loss of $37.5 million in the fourth quarter of 2019.
•Adjusted EBITDA for the fourth quarter of 2020 was $1.4 million compared to $3.1 million in the fourth quarter of 2019.
•Revenue for the full year ended 2020 was $110.3 million compared to $168.2 million for the full year ended 2019.
•Net loss for the full year ended 2020 was $44.1 million compared to a net loss of $54.9 million for the full year ended 2019, including impairment charges of $30.3 million in 2019, and $15.6 million in 2020.
•Adjusted EBITDA for the full year ended 2020 was $7.3 million compared to $17.4 million for the full year ended 2019.
•For the full year ended 2020, the Company generated net cash provided by operating activities of $13.2 million.
•Total liquidity available as of December 31, 2020 was $17.9 million including $5.0 million available under the Company’s undrawn operating line of credit.
•The Company refinanced its debt, repaying outstanding loan obligations of $20.9 million with proceeds from new debt of $23.0 million during the fourth quarter of 2020. In addition under the operating line of credit there was availability of $5.0 million.
•The Southern division was shutdown for several days during the first quarter of 2021 due to unprecedented winter weather.

“Based on all measures 2020 was an extremely challenging year and business activity for the last three quarters of the year was depressed, with our oil-focused Bakken region hurt the most. We saw pressure on both pricing and volumes to varying degrees across all our businesses in all three regions. We managed to reduce costs across the board and generated cash as the balance sheet decreased as a function of lower sales. In addition we refinanced all of our term debt and ended the year in a healthy liquidity position. While commodity prices have recovered over recent months, our customers have been maintaining strict capital spending discipline and, as a result, we thus far have seen limited improvement in activity or pricing. We are reviewing our strategic and geographic positioning and are committed to making any adjustments to continue serving the customers that are important to our franchise.” said Charlie Thompson, Chief Executive Officer.

FOURTH QUARTER 2020 RESULTS

For the fourth quarter of 2020 when compared to the same quarter in 2019, revenue decreased by 35.4%, or $13.2 million, resulting primarily from lower water transport services in the Rocky Mountain and Northeast divisions and lower disposal services in all three divisions, partially offset by an increase in water transport services in the Southern division. The economic impact of COVID-19 was the main driver for the decline in demand for gasoline, diesel and jet fuel, which led to lower drilling and completion activity with fewer rigs operating in all three divisions. Commodity prices for crude oil decreased 25% over this time while rig count during the fourth quarter of 2020 compared to the fourth quarter of 2019 declined 79% in the Rocky Mountain division, 38% in the Northeast division and 29% in the Southern division.

The Rocky Mountain division experienced a significant slowdown, with producers reducing rigs due to the decline in WTI crude oil price per barrel, which averaged $42.52 in the fourth quarter of 2020 versus an average of $56.84 for the same period in 2019, resulting in a rig count decline of 79% from 53 during the fourth quarter of 2019 to 11 during the same period in 2020. Revenues for the Rocky Mountain division decreased by $9.3 million, or 43%, during the fourth quarter of 2020 as compared to the fourth quarter of 2019 primarily due to a $3.8 million, or 30%, decrease in water transport revenues from lower trucking volumes. Revenue from company-owned trucking revenue declined $3.9 million or 37%, while third-party trucking revenue increased 12%, or $0.2 million. Average total billable hours were down 27% compared to the prior year. While company-owned trucking activity is more levered to production water volumes, third-party trucking activity is more sensitive to drilling and completion activity, which has declined to historically low levels, thereby resulting in meaningful revenue reduction coupled with an increase in competition for this service resulting in unfavorable pressure on trucking rates. Though third-party trucking saw a slight increase during the quarter on account of some plug and abandonment projects and well completion work, which boosted production water hauling and winch trucks demand above our driver count capabilities at the time. Our rental and landfill businesses are our two service lines most levered to drilling activity, and therefore have declined by the highest percentage versus the prior period. Rental revenues decreased in the current year due to lower utilization resulting from a significant decline in drilling activity driving the return of previously rented equipment. Our landfill revenues decreased 89%, or $0.9 million, compared to prior year due primarily to a 92% decrease in disposal volumes at our landfill as rigs working in the vicinity declined materially. Our salt water disposal well revenue decreased $1.7 million, or 56%, compared to prior year as rig count reductions and lower completion activity led to a 46% decrease in average barrels per day disposed during the current year.

Revenues for the Northeast division decreased by $3.2 million, or 29%, during the fourth quarter of 2020 as compared to the fourth quarter of 2019 due to decreases in water transport and disposal services. This decrease was partially due to prices of natural gas which remained at historically low levels, averaging $2.52 and $2.38 respectively, for the fourth quarter of 2020 and the same period in 2019, contributing to a 38% rig count reduction in the Northeast operating area from 52 during the fourth quarter of 2019 to 32 during the fourth quarter of 2020. In addition, as a result of the low oil prices experienced earlier in the year, many of our customers who had historically focused on production of liquids-rich areas of the basin reduced new drilling activity and temporarily shut in some production in our operating area. In addition to reduced drilling and completion activity due to commodity prices, our customers continued the industry trend of water reuse during completion activities. Water reuse inherently reduces trucking activity due to shorter hauling distances as water is being transported between well sites rather than to disposal wells. For our trucking services, revenue per billed hour was down 5% from the prior year which was partially offset by a 5% improvement in driver utilization. Disposal volumes decreased in our salt water disposal wells resulting in a 34% decrease in average barrels per day, coupled with lower revenue per barrel.

The Southern division experienced the lowest revenue decline relative to the other business units, driven by its focus on servicing customers who are themselves focused on dry natural gas, which has experienced a relatively smaller impact from the 2020 downturn in commodity prices. Revenues for the Southern division decreased by $0.7 million, or 16%, during the fourth quarter of 2020 as compared to the fourth quarter of 2019. The decrease was due primarily to lower disposal well volumes, whether connected to the pipeline or not, resulting from an activity slowdown in the region, as evidenced by fewer rigs operating in the area as well as lower revenue per barrel. Rig count declined 29% in the area, from 55 during the fourth quarter of 2019 to 39 during the fourth quarter of 2020. Volumes received in our disposal wells not connected to our pipeline decreased by an average of 7,743 barrels per day, or 29% during the current year and volumes received in the disposal wells connected to the pipeline decreased by an average of 8,305 barrels per day, or 20% during the current year. Offsetting the declines in disposal well revenues was a 9% increase in water transport services. Subsequent to the year end, the Southern division experienced unprecedented winter weather in February that shutdown the business for several days. We are expecting this to have a significant impact on the first quarter of 2021 revenue.

Total costs and expenses for the fourth quarter of 2020 and 2019 were $30.4 million and $73.9 million, respectively. Total costs and expenses, adjusted for special items, for the fourth quarter of 2020 were $30.4 million, or a 29% decrease, when compared with $43.1 million in the fourth quarter of 2019. This is primarily a result of lower volumes and related costs in water transport services and disposal services coupled with company initiatives to match trucking capacity to demand, resulting in a 27% and 34% decrease in the number of drivers compared to the prior year period in the Rocky Mountain and Northeast divisions respectively, as well as declines in third-party hauling costs and fleet-related expenses, including maintenance and repair costs and fuel, and general and administrative expenses.

Net loss for the fourth quarter of 2020 was $7.2 million, an increase of $30.3 million as compared to a net loss for the fourth quarter of 2019 of $37.5 million. For the fourth quarter of 2020, the Company reported a net loss, adjusted for special items, of $6.0 million. This compares with a net loss, adjusted for special items, of $7.0 million in the fourth quarter of 2019.

Adjusted EBITDA for the fourth quarter of 2020 was $1.4 million, a decrease of 55% as compared to adjusted EBITDA for the fourth quarter of 2019 of $3.1 million. The decrease is a function of the reasons discussed previously, with primary drivers being lower trucking volumes, salt water disposal volumes and rental equipment utilization in the Rocky Mountain and Northeast divisions. Fourth quarter of 2020 adjusted EBITDA margin was 5.8%, compared with 8.2% in the fourth quarter of 2019 driven primarily by declines in revenue, partially offset by cost reductions in 2020.

YEAR-TO-DATE (“YTD”) RESULTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020

When compared to 2019, 2020 revenue decreased by 34%, or $58.0 million, due primarily to decreases in the available market for water transport services, disposal services and third-party rentals in all three divisions. The major underlying driver for this decrease was lower commodity prices for both crude oil and natural gas, which decreased 31% and 21%, respectively, over this time period. The economic impact of COVID-19 is the main driver for the decline in demand for gasoline, diesel and jet fuel, which led to lower drilling and completion activity with fewer rigs operating in all three divisions and significant well shut-ins primarily in the Rocky Mountain division. Rig count during the year 2020 compared to 2019 declined 56% in the Rocky Mountain division, 27% in the Northeast division and 18% in the Southern division.

Of our three divisions, the Rocky Mountain division experienced the most significant slowdown, with rig count declining 56% from 52 during the year ended December 31, 2019 to 23 during the year ended December 31, 2020. In addition, beginning in April 2020, some producers shut in many wells due to the decline in WTI crude oil price per barrel, which averaged $39.16 in 2020 versus an average of $56.98 for the same period in 2019, resulting in their cash costs of operations exceeding revenues per barrel. Revenues for the Rocky Mountain division decreased by $44.2 million, or 43%, during 2020 as compared to 2019 primarily due to a $24.3 million, or 37.8%, decrease in water transport revenues from lower trucking volumes. Company-owned trucking revenue declined $10.7 million or 25%, and third-party trucking revenue decreased $12.0 million, or 60%. Average total billable hours were down 19% compared to the prior year. While company-owned trucking activity is more levered to production water volumes, third-party trucking activity is more sensitive to drilling and completion activity, which declined to historically low levels, thereby resulting in meaningful third-party revenue reduction. Our rental and landfill businesses are our two service lines most levered to drilling activity, and therefore have declined by the highest percentage versus the prior period. Rental revenues decreased in the current year due to lower utilization resulting from a significant decline in drilling activity driving the return of previously rented rental equipment. Our landfill revenues decreased 62%, or $3.2 million, compared to prior year due primarily to a 61% decrease in disposal volumes at our landfill as rigs working in the vicinity declined materially. Our salt water disposal well revenue decreased $6.4 million, or 50%, compared to prior year as well shut-ins and lower completion activity led to a 37% decrease in average barrels per day disposed during the current year, with water from producing wells continuing to maintain a base level of volume activity.

Revenues for the Northeast division decreased by $9.8 million, or 22%, during 2020 as compared to 2019 due to decreases in water transport services of $5.6 million, or 19%, and disposal services of $3.9 million, or 32%. Natural gas prices per million Btu, as measured by the Henry Hub Natural Gas Index, decreased 21% from an average of $2.56 for 2019 to an average of $2.03 for 2020, contributing to a 27% rig count reduction in the Northeast operating area from 52 during the year ended December 31, 2019 to 38 during the year ended December 31, 2020. Additionally, as a result of the 31% decline in WTI crude oil prices experienced during the period, many of our customers who had historically focused on production of liquids-rich gas wells also reduced activity levels and shut-in some production in our operating area due to lower realized prices for these products. This led to lower activity levels for both water transport services and disposal services despite the relatively lower decrease in natural gas prices versus crude oil prices. In addition to reduced drilling and completion activity due to commodity prices, our customers continued the industry trend of water reuse during completion activities. Water reuse inherently reduces trucking activity due to shorter hauling distances as water is being transported between well sites rather than to disposal wells. For our trucking services, revenue per billed hour was down 7% from the prior year, which was partially offset by a 6% improvement in driver utilization. Disposal volumes decreased in our salt water disposal wells resulting in a 5% decrease in average barrels per day.

Revenues for the Southern division decreased by $4.0 million, or 19%, during 2020 as compared to 2019. The decrease was due primarily to lower disposal well volumes, whether connected to the pipeline or not, resulting from a drilling and completion activity slowdown in the region, as evidenced by fewer rigs operating in the area, as well as lower revenue per barrel. Rig count declined 18% in the area, from 49 during the year ended December 31, 2019 to 40 during the year ended December 31, 2020. Volumes received in our disposal wells not connected to our pipeline decreased by an average of 8,644 barrels per day, or 30%, during the current year and volumes received in the disposal wells connected to the pipeline decreased by an average of 7,557 barrels per day, or 17% during the current year.

Total costs and expenses for 2020 and 2019 were $150.5 million and $218.3 million, respectively. Total costs and expenses, adjusted for special items, for 2020 were $131.7 million, or a 30% decrease, when compared with $187.5 million for 2019. This is primarily a result of lower volumes and related costs in water transport services and disposal services and company initiatives to match trucking capacity to demand, resulting in a 19% and 20% decrease in the number of drivers compared to the prior year period in the Rocky Mountain and Northeast divisions respectively, as well as a decline in third-party hauling costs and fleet-related expenses, including maintenance and repair costs and fuel, and general and administrative expenses.

Net loss for 2020 was $44.1 million, an increase of $10.8 million as compared to a net loss for 2019 of $54.9 million. For 2020, the Company reported a net loss, adjusted for special items, of $25.4 million. This compares with a net loss, adjusted for special items, of $23.9 million for YTD 2019.

Adjusted EBITDA for 2020 was $7.3 million, a decrease of 58% as compared to adjusted EBITDA for 2019 of $17.4 million. The decrease is a function of the reasons discussed previously, with primary drivers being lower trucking volumes, salt water disposal volumes and rental equipment utilization in the Rocky Mountain and Northeast divisions. During 2020, adjusted EBITDA margin was 7%, compared with 10% in 2019 driven primarily by declines in revenue partially offset by cost reductions in 2020.

CASH FLOW AND LIQUIDITY

Net cash provided by operating activities for 2020 was $13.2 million, mainly attributable to a decline in sales, which contributed to a decrease of $11.2 million in accounts receivable, while capital expenditures net of asset sales consumed cash of $0.2 million. Asset sales were related to unused or under-utilized assets. Gross capital expenditures for 2020 of $3.4 million primarily included the purchase of property, plant and equipment as well as expenditures to extend the useful life and productivity of our fleet, equipment and disposal wells.

Total liquidity available as of December 31, 2020 was $17.9 million. This consisted of $12.9 million of cash and $5.0 million available under our operating line of credit. As of December 31, 2020, total debt outstanding was $35.0 million, consisting of $13.0 million under our equipment term loan, $9.9 million under our real estate loan, $4.0 million under our Paycheck protection Program loan, $0.4 million under our vehicle term loan, $0.2 million under our equipment finance loan, and $7.6 million of finance leases for vehicle financings and real property leases.

On November 24, 2020, the Company closed on a multi-faceted debt refinancing with First International Bank and Trust based in Watford City, North Dakota. The Company executed a $13.0 million equipment term loan financed under the Main Street Priority Lending program, a $10.0 million real estate loan, a $5.0 million operating line of credit and a $4.839 million letter of credit facility. Proceeds from the real estate loan and the equipment term loan financing repaid all outstanding obligations owed under our First Lien Credit Agreement (which included the outstanding letters of credit) and all outstanding obligations under our Second Lien Term Loan Credit Agreement.

About Nuverra

Nuverra Environmental Solutions, Inc. provides water logistics and oilfield services to customers focused on the development and ongoing production of oil and natural gas from shale formations in the United States. Our services include the delivery, collection, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. We provide a suite of solutions to customers who demand safety, environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the severity, magnitude and duration of the coronavirus disease 2019 ("COVID-19") pandemic and commodity market disruptions; changes in commodity prices or general market conditions; fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities, including as a result of COVID-19 and oil price declines; the loss of one or more of our larger customers; delays in customer payment of outstanding receivables and customer bankruptcies; natural disasters, such as hurricanes, earthquakes and floods, pandemics (including COVID-19), acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our customers' operations or the markets we serve; disruptions impacting crude oil and natural gas transportation, processing, refining, and export systems, including vacated easements, environmental impact studies, forced shutdown by governmental agencies and litigation affecting the Dakota Access Pipeline; bans on drilling and fracking leases and permits on federal land; our ability to attract and retain key executives and qualified employees in strategic areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers; the unfavorable change to credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our operating line of credit; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, pipeline, equipment and disposal wells; our ability to control costs and expenses; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices, shut-in production, decline in operating drilling rigs, closures or pending closures of third-party pipelines or the economic or regulatory environment; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuation in the trading prices of our common stock; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate that is utilized in our business strategy; present and possible future claims, litigation or enforcement actions or investigations; risks associated with changes in industry practices and operational technologies; risks associated with the operation, construction, development and closure of salt water disposal wells, solids and liquids transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, permitting and licensing, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations, and shifts to reuse of water or water sharing in completion activities; the unknown future impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; and risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal and transportation of liquid and solid wastes.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact
Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue:
Service revenue	$22,717	$33,440	$102,810	$152,541
Rental revenue	1,366	3,833	7,477	15,697
Total revenue	24,083	37,273	110,287	168,238
Costs and expenses:
Direct operating expenses	18,250	29,648	87,299	131,019
General and administrative expenses	5,507	5,335	18,960	20,864
Depreciation and amortization	6,648	8,843	28,614	36,183
Impairment of long-lived assets	—	529	15,579	766
Impairment of goodwill	—	29,518	—	29,518
Other, net	—	—	—	(10)
Total costs and expenses	30,405	73,873	150,452	218,340
Operating loss	(6,322)	(36,600)	(40,165)	(50,102)
Interest expense, net	(780)	(1,230)	(4,070)	(5,227)
Other income, net	16	45	216	502
Reorganization items, net	(111)	—	(111)	(200)
Loss before income taxes	(7,197)	(37,785)	(44,130)	(55,027)
Income tax benefit (expense)	2	261	(13)	90
Net loss	$(7,195)	$(37,524)	$(44,143)	$(54,937)

Earnings per common share:
Net loss per basic common share	$(0.46)	$(2.39)	$(2.80)	$(3.50)

Net loss per diluted common share	$(0.46)	$(2.39)	$(2.80)	$(3.50)

Weighted average shares outstanding:
Basic	15,772	15,731	15,764	15,676
Diluted	15,772	15,731	15,764	15,676

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2020	2019
Assets
Cash and cash equivalents	$12,880	$4,788
Restricted cash	2,820	922
Accounts receivable, net	15,427	26,493
Inventories	2,852	3,177
Prepaid expenses and other receivables	3,119	3,264
Other current assets	—	231
Assets held for sale	778	2,664
Total current assets	37,876	41,539
Property, plant and equipment, net	151,164	190,817
Operating lease assets	1,691	2,886
Equity investments	35	39
Intangibles, net	194	640
Other assets	106	178
Total assets	191,066	236,099
Liabilities and Shareholders’ Equity
Accounts payable	$5,130	$5,633
Accrued and other current liabilities	9,550	10,064
Current portion of long-term debt	2,433	6,430
Total current liabilities	17,113	22,127
Long-term debt	31,673	30,005
Noncurrent operating lease liabilities	1,360	1,457
Deferred income taxes	120	91
Long-term contingent consideration	500	500
Other long-term liabilities	8,017	7,487
Total liabilities	58,783	61,667
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—
Common stock	158	158
Additional paid-in capital	339,663	337,628
Treasury stock	(477)	(436)
Accumulated deficit	(207,061)	(162,918)
Total shareholders’ equity	132,283	174,432
Total liabilities and shareholders’ equity	191,066	236,099

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(44,143)	$(54,937)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,614	36,183
Amortization of debt issuance costs, net	95	328
Accrued interest added to debt principal	—	—
Stock-based compensation	2,035	2,026
Impairment of long-lived assets	15,579	766
Impairment of goodwill	—	29,518
Gain on sale of UGSI	—	—
Gain on disposal of property, plant and equipment	(1,646)	(1,967)
Bad debt recoveries	(141)	(22)
Change in fair value of derivative warrant liability	—	(34)
Loss on extinguishment of debt	—	—
Deferred income taxes	29	(90)
Other, net	768	340
Changes in operating assets and liabilities:
Accounts receivable	11,207	4,921
Prepaid expenses and other receivables	145	(729)
Accounts payable and accrued liabilities	58	(11,014)
Other assets and liabilities, net	565	1,230
Net cash provided by operating activities	13,165	6,519
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	3,225	6,979
Purchases of property, plant and equipment	(3,390)	(8,243)
Net cash used in investing activities	(165)	(1,264)
Cash flows from financing activities:
Proceeds from Equipment loan	13,000	—
Payments on Commercial real estate loan	(68)	—
Proceeds from Commercial real estate loan	10,000	—
Proceeds from paycheck protection program loan	4,000	—
Payments on First and Second Lien Term Loans	(27,021)	(4,949)
Proceeds from Revolving Facility	115,028	184,912
Payments on Revolving Facility	(115,028)	(184,912)
Payments on Bridge Term Loan	—	(31,382)
Payments for debt issuance costs	(928)	—
Proceeds from the issuance of stock	—	31,057
Payments on finance leases and other financing activities	(1,993)	(2,229)
Net cash (used in) provided by financing activities	(3,010)	(7,503)
Change in cash, cash equivalents and restricted cash	9,990	(2,248)
Cash and cash equivalents, beginning of period	4,788	7,302
Restricted cash, beginning of period	922	656
Cash, cash equivalents and restricted cash, beginning of period	5,710	7,958
Cash and cash equivalents, end of period	12,880	4,788
Restricted cash, end of period	2,820	922
Cash, cash equivalents and restricted cash, end of period	$15,700	$5,710

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Total Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss	$(7,195)	$(37,524)	$(44,143)	$(54,937)
Depreciation and amortization	6,648	8,843	28,614	36,183
Interest expense, net	780	1,230	4,070	5,227
Income tax (benefit) expense	(2)	(261)	13	(90)
EBITDA	231	(27,712)	(11,446)	(13,617)
Adjustments:
Transaction-related costs	1,206	530	2,591	444
Stock-based compensation	1,099	286	2,035	2,026
Change in fair value of derivative warrant liability	—	(2)	—	(34)
Reorganization items, net [1]	111	—	111	200
Legal and environmental costs, net	—	—	(138)	53
Impairment of long-lived assets	—	529	15,579	766
Impairment of goodwill	—	29,518	—	29,518
Restructuring, exit and other costs	—	—	—	(10)
Executive and severance costs	—	59	174	59
(Gain) loss on disposal of assets	(1,262)	(139)	(1,646)	(1,967)
Total Adjusted EBITDA	$1,385	$3,069	$7,260	$17,438

[1]	Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended December 31, 2020	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$12,395	$7,677	$4,011	$—	$24,083
Direct operating expenses	9,536	5,671	3,043	—	18,250
General and administrative expenses	879	276	154	4,198	5,507
Depreciation and amortization	2,742	2,493	1,398	15	6,648
Operating loss	(762)	(763)	(584)	(4,213)	(6,322)
Operating margin %	(6.1)%	(9.9)%	(14.6)%	N/A	(26.3)%
Loss before income taxes	(929)	(864)	(637)	(4,767)	(7,197)

Net loss	(929)	(864)	(637)	(4,765)	(7,195)
Depreciation and amortization	2,742	2,493	1,398	15	6,648
Interest expense, net	183	101	53	443	780
Income tax expense (benefit)	—	—	—	(2)	(2)
EBITDA	$1,996	$1,730	$814	$(4,309)	$231

Adjustments, net	(1,106)	(77)	(79)	2,416	1,154
Adjusted EBITDA	$890	$1,653	$735	$(1,893)	$1,385
Adjusted EBITDA margin %	7.2%	21.5%	18.3%	N/A	5.8%

Three months ended December 31, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$21,686	$10,836	$4,751	$—	$37,273
Direct operating expenses	17,324	8,764	3,560	—	29,648
General and administrative expenses	1,392	658	279	3,006	5,335
Depreciation and amortization	4,185	2,603	2,051	4	8,843
Operating loss	(6,137)	(23,579)	(3,874)	(3,010)	(36,600)
Operating margin %	(28.3)%	(217.6)%	(81.5)%	N/A	(98.2)%
Loss before income taxes	(6,298)	(23,702)	(3,928)	(3,857)	(37,785)

Net loss	(6,298)	(23,702)	(3,928)	(3,596)	(37,524)
Depreciation and amortization	4,185	2,603	2,051	4	8,843
Interest expense, net	204	124	54	848	1,230
Income tax benefit	—	—	—	(261)	(261)
EBITDA	$(1,909)	$(20,975)	$(1,823)	$(3,005)	$(27,712)

Adjustments, net	5,020	22,303	2,644	814	30,781
Adjusted EBITDA	$3,111	$1,328	$821	$(2,191)	$3,069
Adjusted EBITDA margin %	14.3%	12.3%	17.3%	N/A	8.2%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Year Ended December 31, 2020	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$59,393	$34,173	$16,721	$—	$110,287
Direct operating expenses	49,245	26,040	12,014	—	87,299
General and administrative expenses	4,728	1,804	858	11,570	18,960
Depreciation and amortization	11,891	10,090	6,599	34	28,614
Operating loss	(18,654)	(3,761)	(6,146)	(11,604)	(40,165)
Operating margin %	(31.4)%	(11.0)%	(36.8)%	N/A	(36.4)%
Loss before income taxes	(19,173)	(4,188)	(6,355)	(14,414)	(44,130)

Net loss	(19,173)	(4,188)	(6,355)	(14,427)	(44,143)
Depreciation and amortization	11,891	10,090	6,599	34	28,614
Interest expense, net	735	427	209	2,699	4,070
Income tax expense (benefit)	—	—	—	13	13
EBITDA	$(6,547)	$6,329	$453	$(11,681)	$(11,446)

Adjustments, net	11,980	(336)	3,144	3,918	18,706
Adjusted EBITDA	$5,433	$5,993	$3,597	$(7,763)	$7,260
Adjusted EBITDA margin %	9.1%	17.5%	21.5%	N/A	6.6%

Year Ended December 31, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$103,552	$44,001	$20,685	$—	$168,238
Direct operating expenses	81,529	35,836	13,654	—	131,019
General and administrative expenses	5,021	2,880	1,104	11,859	20,864
Depreciation and amortization	16,982	10,755	8,410	36	36,183
Operating loss	(5,022)	(27,977)	(5,208)	(11,895)	(50,102)
Operating margin %	(4.8)%	(63.6)%	(25.2)%	N/A	(29.8)%
Loss before income taxes	(5,479)	(28,212)	(5,428)	(15,908)	(55,027)

Net loss	(5,479)	(28,212)	(5,428)	(15,818)	(54,937)
Depreciation and amortization	16,982	10,755	8,410	36	36,183
Interest expense, net	692	469	220	3,846	5,227
Income tax benefit	—	—	—	(90)	(90)
EBITDA	$12,195	$(16,988)	$3,202	$(12,026)	$(13,617)

Adjustments, net	4,464	21,713	2,242	2,636	31,055
Adjusted EBITDA	$16,659	$4,725	$5,444	$(9,390)	$17,438
Adjusted EBITDA margin %	16.1%	10.7%	26.3%	N/A	10.4%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended December 31, 2020
	As Reported	Special Items		As Adjusted
Revenue	$24,083	$—		$24,083
Direct operating expenses	18,250	1,262	[A]	19,512
General and administrative expenses	5,507	(2,305)	[B]	3,202
Total costs and expenses	30,405	—	[C]	30,405
Operating loss	(6,322)	1,043	[C]	(5,279)
Net loss	(7,195)	1,154	[D]	(6,041)

Net loss	$(7,195)			$(6,041)
Depreciation and amortization	6,648			6,648
Interest expense, net	780			780
Income tax expense (benefit)	(2)			(2)
EBITDA and Adjusted EBITDA	$231			$1,385

Description of 2020 Special Items:
[A]	Special items primarily include the gain on sale of underutilized assets.
[B]	Primarily attributable to transaction fees related to debt financing and stock-based compensation for three executives which vested on December 31, 2020.
[C]	Primarily includes the aforementioned adjustments.
[D]	Primarily includes the aforementioned adjustments along with $0.1 million of reorganization items associated with legal fees. Our effective tax rate for the three months ended December 31, 2020 was (0.03)% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended December 31, 2019
	As Reported	Special Items		As Adjusted
Revenue	$37,273	$—		$37,273
Direct operating expenses	29,648	135	[E]	29,783
General and administrative expenses	5,335	(871)	[F]	4,464
Total costs and expenses	73,873	(30,783)	[G]	43,090
Operating loss	(36,600)	30,783	[G]	(5,817)
Net loss	(37,524)	30,568	[H]	(6,956)

Net loss	$(37,524)			$(6,956)
Depreciation and amortization	8,843			8,843
Interest expense, net	1,230			1,230
Income tax benefit	(261)			(48)
EBITDA and Adjusted EBITDA	$(27,712)			$3,069

Description of 2019 Special Items:
[E]	Special items primarily include the gain on sale of underutilized assets.
[F]	Primarily attributable to stock-based compensation expense and transaction costs related to the exploration of strategic opportunities.
[G]	Primarily includes the aforementioned adjustments along with goodwill impairment charges of $29.5 million and long-lived asset impairment charges of $0.5 million for assets classified as held-for-sale in the Northeast division.
[H]	Primarily includes the aforementioned adjustments. Our effective tax rate for the three months ended December 31, 2019 was 0.7% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Year Ended December 31, 2020
	As Reported	Special Items		As Adjusted
Revenue	$110,287	$—		$110,287
Direct operating expenses	87,299	1,533	[A]	88,832
General and administrative expenses	18,960	(4,667)	[B]	14,293
Total costs and expenses	150,452	(18,713)	[C]	131,739
Operating loss	(40,165)	18,713	[C]	(21,452)
Net loss	(44,143)	18,712	[D]	(25,431)

Net loss	$(44,143)			$(25,431)
Depreciation and amortization	28,614			28,614
Interest expense, net	4,070			4,070
Income tax (expense) benefit	13			7
EBITDA and Adjusted EBITDA	$(11,446)			$7,260

Description of 2020 Special Items:
[A]	Special items primarily include the gain on sale of underutilized assets.
[B]	Primarily attributable to transaction fees related to debt financing and utilities in the Rocky Mountain division, along with stock based compensation.
[C]	Primarily includes the aforementioned adjustments along with $15.6 million of long-lived asset impairment charges related to Rocky Mountain and Southern divisions.
[D]	Primarily includes the aforementioned adjustments along with $0.1 million of reorganization items associated with legal fees, offset by $0.2 million of income from a legal settlement. Additionally, our effective tax rate for the year ended December 31, 2020 was 0.03% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Year Ended December 31, 2019
	As Reported	Special Items		As Adjusted
Revenue	$168,238	$—		$168,238
Direct operating expenses	131,019	1,963	[E]	132,982
General and administrative expenses	20,864	(2,578)	[F]	18,286
Total costs and expenses	218,340	(30,889)	[G]	187,451
Operating loss	(50,102)	30,889	[G]	(19,213)
Net loss	(54,937)	31,004	[H]	(23,933)

Net loss	$(54,937)			$(23,933)
Depreciation and amortization	36,183			36,183
Interest expense, net	5,227			5,227
Income tax benefit	(90)			(39)
EBITDA and Adjusted EBITDA	$(13,617)			$17,438

Description of 2019 Special Items:
[E]	Special items primarily include the gain on sale of underutilized assets.
[F]	Primarily attributable to stock-based compensation expense and transaction costs related to the exploration of strategic opportunities.
[G]	Primarily includes the aforementioned adjustments along with goodwill impairment charges of $29.5 million and long-lived asset impairment charges of $0.8 million for assets classified as held-for-sale in the Northeast and Rocky Mountain divisions.
[H]	Primarily includes the aforementioned adjustments along with $0.2 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” offset by a gain of $34 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the year ended December 31, 2019 was 0.2% and has been applied to the special items accordingly.